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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 30, 2000

                            PRECISE TECHNOLOGY, INC.
             (Exact name of Registrant as specified in its charter)

            DELAWARE              333-32041              25-1205268
  (State or other jurisdiction   (Commission          (I.R.S. Employer
       of incorporation)         File Number)        Identification No.)

                              501 MOSSIDE BOULEVARD
                          NORTH VERSAILLES, PENNSYLVANIA              15137
                     (Address of Principal Executive Offices)      (Zip Code)

                                 (412) 823-2100
               Registrant's Telephone Number, Including Area Code

                          -----------------------------
          (Former name or former address, if changed since last report)


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ITEM 5.           OTHER EVENTS.

                  On May 30, 2000, the registrant's parent corporation, Precise Holding Corporation ("PHC"), entered into a letter of intent with Code, Hennessy & Simmons IV, L.P. ("CHS"), expressing the mutual intent of the parties for CHS, through a wholly-owned subsidiary, to acquire by merger all of the issued and outstanding shares of common stock of PHC.

                  Under the letter of intent, the proposed merger is to be consummated no later than July 10, 2000. Consideration to PHC for the transaction is contemplated to be $161 million in cash (subject to adjustment), $5 million in the form of a promissory note and $1 million in the form of a cash earn-out. Completion of the transaction is subject to several conditions, including the consummation of a tender offer for all of PHC's 11 1/8% Senior Subordinated Notes due 2007 (the "Notes") and the procurement of the consent of the requisite principal amount of the Notes to allow PHC to amend the indenture governing the Notes.

                  The foregoing is only a summary of certain provisions of the letter of intent and is qualified by reference to the letter of intent, a copy of which is filed as Exhibit No. 99.1 hereto and is incorporated herein by reference.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

         C. Exhibits. The following exhibits are filed as a part of this report:

                  Exhibit No.       Description
                  -----------       -----------

                  99.1 Letter of Intent dated May 30, 2000 from Code, Hennessy & Simmons IV, L.P to Precise Holding Corporation.

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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PRECISE TECHNOLOGY, INC.


Dated: June 1, 2000                     By:
                                           ----------------------------------
                                        Name:     William L. Remley
                                        Title:    Vice Chairman

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                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------

99.1 Letter of Intent dated May 30, 2000 from Code, Hennessy & Simmons IV, L.P to Precise Holding Corporation.


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